UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2026

EyePoint, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 926-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 19, 2026, EyePoint, Inc. (the “Company”) issued a press release announcing, among other things, its estimated cash, cash equivalents and short-term investments as of September 30, 2026. The amounts included in the press release are preliminary, have not been reviewed by the Company’s independent registered public accounting firm and are subject to change upon completion of the Company’s unaudited financial statements for the fiscal quarter ended September 30, 2026. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of September 30, 2026.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 17, 2026, following review of topline results from LUCIA, the second pivotal Phase 3 clinical trial evaluating DURAVYU™ for the treatment of wet age-related macular degeneration (wet AMD), the Board of Directors of the Company approved a strategic prioritization plan (the “Prioritization”) designed to reduce operating expenses and focus resources on the Company’s late-stage program for DURAVYU™ in diabetic macular edema (DME). The Prioritization includes a plan to conclude the pivotal Phase 3 wet AMD clinical trials early and reduce the Company’s workforce by approximately 53%, with the substantial majority of the workforce reduction expected to occur during the fourth quarter of 2026 and to be completed during the first half of 2027.

As a result of the Prioritization, the Company estimates it will incur aggregate charges of approximately $9 million related to employee separation benefits, including employee severance and other related expenses, a majority of which are expected to be recognized during the fourth quarter of 2026 with the remaining charges recognized through the third quarter of 2027. The Company expects that substantially all of these charges will result in cash expenditures over the same time period.

The estimate of charges and expenditures that the Company expects to incur and the timing thereof are subject to a number of assumptions, and actual results may differ. As the Prioritization is implemented, the Company’s management will reevaluate the estimated charges and expenses set forth above and may revise them as appropriate, consistent with generally accepted accounting principles. The Company may also incur other non-cash charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the Prioritization.

Forward-Looking Statements

This report includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “expect,” “will,” “estimate,” and other words of similar meaning. These forward-looking statements address various matters, including the Prioritization, the Company’s plan to conclude the pivotal Phase 3 wet AMD clinical trials early, the Company’s plans to prioritize the Company’s pivotal Phase 3 clinical trials (COMO and CAPRI) in DME, the size and timing of the Company’s workforce reduction and the expected amount and timing of the charges and cash expenditures resulting from the workforce reduction. Each forward-looking statement contained in this Current Report on Form 8-K is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, that the workforce reduction may be larger than currently anticipated, the Company may incur additional costs not currently contemplated, the Prioritization may not be successful and may create a distraction or uncertainty that may adversely affect the Company’s operating results, business or investor perceptions, and other risks identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in any subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this Current Report on Form 8-K speak only as of the date of this filing, and the Company undertakes no obligation to update or revise any of these statements.

Item 8.01 Other Events.

On October 19, 2026, the Company issued a press release announcing the Prioritization. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of EyePoint, Inc. dated October 19, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYEPOINT, INC.

Date:	October 19, 2026	By:	/s/ George O. Elston
George O. Elston Executive Vice President and Chief Financial Officer